Exhibit 10.12

EXHIBIT A

GENERAL ASSIGNMENT AND ASSUMPTION

THIS GENERAL ASSIGNMENT AND ASSUMPTION, dated as of the 1st day of November, 2008, is entered into between ALPHAMETRIX, LLC, a Delaware limited liability company (“Assignee”), and UBS MANAGED FUND SERVICES INC., a Delaware corporation (“Assignor”).

W I T N E S S E T H:

WHEREAS, Assignor is the manager and commodity pool operator of UBS Managed Futures LLC, a series limited liability company organized under the laws of Delaware and UBS Managed Futures LLC (Aspect Series) which invests in UBS Managed Futures (Aspect) LLC (collectively, the “Fund”);

WHEREAS, Assignee is the manager, sponsor and commodity pool operator of an electronic managed account platform;

WHEREAS, the Assignment Agreement among, inter alia, Assignee and Assignor dated as of August [__], 2008 (the “Agreement”), requires Assignor to transfer all Assignor’s manager’s interest in the Fund to Assignee and requires Assignee to accept such assignment and assume certain obligations and liabilities relating to the Fund.

NOW, THEREFORE, for value received and in consideration of the foregoing and the mutual undertakings of the parties hereinafter set forth, Assignee and Assignor hereby agree as follows:

Assignment.  Assignor does hereby grant, bargain, sell, convey, assign, transfer, set over and deliver to Assignee all of the Assignor’s right, title and interest in and to the Fund and Assignee does hereby purchase and receive the Fund.

Assumption of Liabilities.  Assignee hereby accepts and assumes all obligations and liabilities as manager and commodity pool operator of the Fund that arise or result from events which occur or fail to occur after the date hereof (except as otherwise provided in the Agreement).

Successors.  The provisions of this General Assignment and Assumption shall be binding upon and shall inure to the benefit of the parties’ successors and assigns.

Amendment.  This General Assignment and Assumption shall not be amended or modified except by a written agreement executed by the parties hereto.

Governing Law.  THIS GENERAL ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES, AND ALL PARTIES CONSENT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL OR STATE COURTS LOCATED IN CHICAGO, ILLINOIS, U.S.A.

Counterparts.  This General Assignment and Assumption may be executed in two or more counterparts, each of which when so executed shall be deemed an original, but each of which shall constitute one and the same instrument and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

ALPHAMETRIX, LLC

By:	/s/ Aleks Kins
Name: Aleks Kins
Title: President and CEO

UBS MANAGED FUND SERVICES INC

By:	/s/ Richard Meade
Name: Richard Meade
Title: President and Chief Executive Officer

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